UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 Form 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	February 25, 2002
(Exact name of registrant as specified in its charter)	Richardson Electronics, Ltd.
(State or other jurisdiction of incorporation)	Delaware
(Commission file Number)	0-12906
(IRS Employer Identification No.)	36-2096643
(Address of principal executive office)	40W267 Keslinger Road, P. O. Box 393, La Fox, IL
(Zip Code)	60147-0393
Registrant's telephone number, including area code	630-208-2386

This Current Report on Form 8-K contains a total of 2 pages.

Item 5. Other Events.

Registrant issued the following press release today.

PHILIPS ACQUIRES MEDICAL GLASSWARE BUSINESS OF RICHARDSON ELECTRONICS
Acquisition expands Dunlee medical tube portfolio

Amsterdam, Monday, February 25, 2002- Royal Philips Electronics (NYSE:PHG, AEX:PHI) today announced that it has completed the acquisition of Richardson Electronics, Ltd. (NASDAQ: RELL) medical glassware business. Financial details were not disclosed.

Under the terms of the agreement, Philips has acquired Richardson's medical glassware business including the reloading and distribution of X-ray, CT, and Image Intensifier tubes. Richardson's entire Medical Systems Group reported sales of $40 million in fiscal 2001, approximately half of which came from the glassware activity. The glassware business has operations in Arlington, Texas and Richmond, Virginia.

Commenting on the deal, Hans Barella, CEO of Philips Medical Systems, said: "We are extremely pleased to have completed this acquisition. The business makes an excellent addition to our Dunlee tube business and further complements our total product offering, to the benefit of our customers. This is another demonstration of Philips commitment to provide clinical excellence without compromise."

Commenting further, Edward J. Richardson, Chairman and Chief Executive Officer of Richardson Electronics, said: "We believe the sale benefits all parties. The business has an excellent fit within the Philips organisation and will give our medical glassware customers the opportunity to work with one of the world's leading medical companies. The sale will allow Richardson to focus more of its resources on our four remaining strategic business units. We feel that the consolidation of our resources will facilitate the acceleration of our rate of sales and earnings growth."

Philips will integrate the newly acquired business with its Dunlee tube division, based in Aurora, Illinois. Dunlee designs, manufactures and distributes X-ray and CT tubes for OEM and replacement applications. The acquisition expands Dunlee's portfolio of products through the addition of Image Intensifier tubes and related medical accessories.

This release includes certain "forward looking" statements as defined by the SEC. Such statements are not guarantees of future performance since the company's operations involve risks and uncertainties and actual results may differ materially from predictions. Reference is made to the company's Form 10-Q's and 10-K's for a summary of some of the risks that may affect the company's performance.

Richardson Electronics, Ltd. is a global provider of "engineered solutions," serving the RF and wireless communications, industrial power conversion, medical imaging, security and display systems markets. The Company delivers engineered solutions for its customers' needs through product manufacturing, systems integration, prototype design and assembly, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

Royal Philips Electronics of the Netherlands is one of the world's biggest electronics companies and Europe's largest, with sales of EUR 32.3 billion in 2001. It is a global leader in color television sets, lighting, electric shavers, medical diagnostic imaging and patient monitoring, and one-chip TV products. Its 189,000 employees in more than 60 countries are active in the areas of lighting, consumer electronics, domestic appliances, components, semiconductors, and medical systems. Philips is quoted on the NYSE (symbol: PHG), London, Frankfurt, Amsterdam and other stock exchanges. News from Philips is located at www.news.philips.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

_Richardson Electronics, Ltd.__
(Registrant)

By: __/s/ William J. Garry______
(Signature)
William J. Garry
Senior V.P. and C.F.O.

Date ___February 25, 2002_____